Exhibit 10.39

CASH AWARD AGREEMENT
THIS CASH AWARD AGREEMENT (this “Agreement”) is entered into as of the Grant Date (as defined below), by and between Participant (as defined below) and Civitas Resources, Inc., a Delaware corporation (the “Company”).
WHEREAS, the Company maintains the Civitas Resources, Inc. 2024 Long Term Incentive Plan (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Plan”), which is incorporated into and forms a part of this Agreement, and Participant has been selected by the Board or the Compensation Committee of the Board or any authorized delegate to receive a cash Award (the “Award”) under the Plan and as set forth in this Agreement.
NOW, THEREFORE, IT IS AGREED, by and between the Company and Participant, as follows:
1.Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
a)“CIC Severance Plan” means the Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Plan, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
b)“Designated Beneficiary” means the beneficiary or beneficiaries designated by Participant in a writing filed with the Company.
c)“Eligible Individual” has the meaning set forth in the CIC Severance Plan.
d)“Grant Date” means [________].
e)“Participant” means the employee of the Company or an Affiliate set forth on the signature page attached hereto.
Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
2.Award. In consideration of Participant’s past and/or continued employment with the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Grant Date, the Company hereby grants to Participant a cash Award in the amount of $[________] on the terms and conditions set forth in this Agreement and the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. The Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.
3.Vesting. The Award shall vest as follows: [________].
4.Payment. Payment in respect of the Award shall be made by the Company or its applicable Affiliate as soon as administratively practicable (and in no event later than 30 days) after the applicable vesting date.

5.Withholding. Any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) (“Withholding Obligation”) arising with respect to the Award are the sole responsibility of Participant. The Company or an applicable Affiliate shall be entitled to withhold (or secure payment from Participant in lieu of withholding) the amount of any Withholding Obligation due with respect to any amount payable to Participant under this Agreement.
6.Non-Transferability. The Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or to a Designated Beneficiary in accordance with Section 7. Neither the Award nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.Heirs, Successors and Assigns; Designated Beneficiary. The Company may assign any of its rights under this Agreement without Participant’s consent. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. If any rights of Participant or benefits distributable to Participant under this Agreement have not been exercised or distributed, respectively, at the time of Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive Participant, any rights that would have been exercisable by Participant and any benefits distributable to Participant shall be exercised by or distributed to the legal representative of the estate of Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
8.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board or the Committee, and the Board or the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan, including with respect to delegation. Any interpretation of this Agreement and any decision made by the Board or the Committee, or its respective delegate, with respect to this Agreement is final and binding on all persons.
9.Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by Participant from the office of the General Counsel of the Company, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board or the Committee from time to time pursuant to the Plan.
10.Not An Employment Contract; No Right to Continued Employment, Service or Awards. The Award will not confer on Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliate, or any other entity, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliate, or any other entity, would otherwise have to terminate or modify the terms of Participant’s employment or service at any time. Unless otherwise provided in a Service Agreement or by applicable law, Participant’s employment by the Company or any Subsidiary or Affiliate shall be on an at-will basis, and the employment relationship may be terminated at any time by either Participant or the Company or any such Subsidiary or Affiliate for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The Award is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
11.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office, Attention: General Counsel.
12.Entire Agreement; Amendment. This Agreement (which, for clarity, includes the Plan), constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any Service Agreement (including the CIC Severance Plan if Participant is an Eligible Individual under the CIC Severance Plan), in each case, in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
13.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right continues.
14.Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time) or other agreement or arrangement with Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission or any other Applicable Law. Participant’s acceptance of this Award will constitute Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time), as applicable (whether through clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith), that may apply to Participant and this Award, whether adopted before or after the Effective Date or Grant Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
15.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
16.Headings; References; Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
17.Section 409A of the Code. The Plan, this Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or this Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Award is exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
[Remainder of Page Intentionally Blank]

By their signatures below, the Company and Participant agree that the Award is governed by this Agreement and by the provisions of the Plan, which is made a part of this Agreement. Participant represents that Participant has read and is familiar with the provisions of the Plan and this Agreement, and hereby accepts the Award subject to all of its terms and conditions.

CIVITAS RESOURCES, INC.

By:
Name:
Title:

PARTICIPANT

[Name]
a)

[Signature Page to Cash Award Agreement]